Investor Information First Quarter 2018 1 Laura Gagnon Vice President Investor Relations Tel 763-577-8213 Cell 612-201-7550 laura.gagnon@mosaicco.com Anton Pshon Director Investor Relations Tel 763-577-2876 Cell 612-834-0988 anton.pshon@mosaicco.com

Safe Harbor Statement This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the anticipated benefits and synergies of our acquisition of the global phosphate and potash operations of Vale S.A. conducted through Vale Fertilizantes S.A. (now known as Mosaic Fertilizantes P&K S.A.) (the “Transaction”), other proposed or pending future transactions or strategic plans and other statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include, but are not limited to: difficulties with realization of the benefits and synergies of the Transaction, including the risks that the acquired business may not be integrated successfully or that the anticipated synergies or cost or capital expenditure savings from the Transaction may not be fully realized or may take longer to realize than expected, including because of political and economic instability in Brazil or changes in government policy in Brazil; the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions; the level of inventories in the distribution channels for crop nutrients; the effect of future product innovations or development of new technologies on demand for our products; changes in foreign currency and exchange rates; international trade risks and other risks associated with Mosaic’s international operations and those of joint ventures in which Mosaic participates, including the performance of the Wa’ad Al Shamal Phosphate Company (also known as MWSPC), the ability of MWSPC to obtain additional planned funding in acceptable amounts and upon acceptable terms, the timely development and commencement of operations of production facilities in the Kingdom of Saudi Arabia, and the future success of current plans for MWSPC and any future changes in those plans; the risk that protests against natural resource companies in Peru extend to or impact the Miski Mayo mine, which is operated by an entity in which we are the majority owner; difficulties with realization of the benefits of our long term natural gas based pricing ammonia supply agreement with CF Industries, Inc., including the risk that the cost savings initially anticipated from the agreement may not be fully realized over its term or that the price of natural gas or ammonia during the term are at levels at which the pricing is disadvantageous to Mosaic; customer defaults; the effects of Mosaic’s decisions to exit business operations or locations; changes in government policy; changes in environmental and other governmental regulation, including expansion of the types and extent of water resources regulated under federal law, carbon taxes or other greenhouse gas regulation, implementation of numeric water quality standards for the discharge of nutrients into Florida waterways or efforts to reduce the flow of excess nutrients into the Mississippi River basin, the Gulf of Mexico or elsewhere; further developments in judicial or administrative proceedings, or complaints that Mosaic’s operations are adversely impacting nearby farms, business operations or properties; difficulties or delays in receiving, increased costs of or challenges to necessary governmental permits or approvals or increased financial assurance requirements; resolution of global tax audit activity; the effectiveness of Mosaic’s processes for managing its strategic priorities; adverse weather conditions affecting operations in Central Florida, the Mississippi River basin, the Gulf Coast of the United States, Canada or Brazil, and including potential hurricanes, excess heat, cold, snow, rainfall or drought; actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental regulation, Canadian resources taxes and royalties, or the costs of the MWSPC, its existing or future funding and Mosaic’s commitments in support of such funding; reduction of Mosaic’s available cash and liquidity, and increased leverage, due to its use of cash and/or available debt capacity to fund financial assurance requirements and strategic investments; brine inflows at Mosaic’s Esterhazy, Saskatchewan, potash mine or other potash shaft mines; other accidents and disruptions involving Mosaic’s operations, including potential mine fires, floods, explosions, seismic events, sinkholes or releases of hazardous or volatile chemicals; and risks associated with cyber security, including reputational loss; as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. All forward-looking statements speak only as of the date of this press release. Mosaic assumes no obligation, and disclaims any obligation, to update the information in this release. 2

The Mosaic Company Overview 3

0.0 4.0 8.0 12.0 16.0 20.0 24.0 Mosaic PotashCorp Uralkali Belaruskali OCP K+S ICL Yuntianhua Qinghai Salt Lake Agrium Million Tonnes MOP Equivalent DAP Equivalent World's Largest P&K Producers (Mosaic includes Vale Fertilizantes) 4 Based on 2015 production Mosaic includes approximately 2 million tonnes Vale Fertilizantes production, excluding Cubatão P2O5 production based on PACID and SSP production K2O production includes MOP, KMS, and SOP Source: Company reports, IFA, CRU, and Mosaic estimates Mosaic: Benefits from Economics of Scale Mosaic operates a unique combination of high quality assets

Mosaic Assets: Global, Long Life, Low Cost 5 Phosphate Production Potash Production Distribution Facilities Joint Ventures

6 Transformational Year for Mosaic Asset Optimization Capital Deployment ▪ Idled Plant City Concentrates Plant ▪ Additional Transformational Efforts in: • Potash • Phosphates • Corporate ▪ Increased Vale Fertilizantes Value Creation Target to $275 million ▪ Issued Debt to Finance Vale Fertilizantes Transaction ▪ Began Deleveraging the Balance Sheet Positioned Mosaic to Outperform as Market Conditions Improve We also continued to invest and grow the business

7 Estimated Cash Conversion Costs/Tonne* - 2017 * Phosphate cash conversion costs are reflective of actual costs, excluding realized mark-to-market gains and losses. These costs are captured in inventory and are not necessarily reflective of costs included in costs of goods sold for the period. $70 $75 $80 $85 $90 $95 $100 $60 $65 $70 $75 $80 Conversion Cash Costs ($USD / Tonne) Excluding Plant City Existing Footprint size of bubble = production volume Transformation: Idled Plant City Expect positive gross margin impact

8 Tightened phosphate supply & demand even without expected China capacity rationalization Transformation: Idled Plant City, Anticipated S&D Impact -1 0 1 2 3 4 5 18F 19F 20F Million Tonnes DAP/MAP/NPS Source: CRU and Mosaic Forecast Global Phosphate Capacity vs. Shipments Cumulative Change 2018-2020 Cumulative Net Capacity Growth Cumulative Demand Growth

Transformation in Potash: Asset Optimization and Cost Control 9 $/Tonne $- $20 $40 $60 $80 $100 $120 $140 MOP Cash Production Costs Per Tonne* Brine *MOP cash production costs are reflective of actual costs during the quarter, excluding CRT and realized mark-to-market gains and losses. These costs are captured in inventory and are not necessarily reflective of costs included in costs of goods sold for the period.

0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 2013 2016 2017F 2018F 2019F 2020F 2021F 2022F 2023F 2024F 2025F 30 40 50 60 70 80 90 Cash Production Costs / Tonne K1/K2 Ore K3 Ore Transformation in Potash: Expected Elimination of Brine Management Costs 10 Esterhazy Expected Cash Production Costs Below $50 per Tonne $/Tonne Forecast as of April 12, 2017 *MOP cash production costs are reflective of actual costs during the quarter, excluding CRT and realized mark-to-market gains and losses. These costs are captured in inventory and are not necessarily reflective of costs included in costs of goods sold for the period.

Transformation in Mosaic Fertilizantes: Expected Benefits through 2020 $- $50 $100 $150 $200 $250 $300 2018E 2019E 2020E Annual Synergy and Operational Improvements

8 10 12 14 16 18 20 2013 2014 2015 2016 2017 Selling, General & Administrative Expenses 12 Visible Cost Controls $ Per Tonne

Consistent Capital Allocation Philosophy 13

Markets Agricultural Outlook 14

Steady Crop Prices Underpin Positive P&K Demand Outlook 15 50.0 55.0 60.0 65.0 70.0 75.0 80.0 85.0 90.0 Sep-15 Sep-16 Sep-17 US$ CWT Source: NYMEX Cotton Prices Daily Close of Nearby Option 1,900 2,100 2,300 2,500 2,700 2,900 3,100 3,300 3,500 Sep-15 Sep-16 Sep-17 Rngts Tonne Source: CRB Malaysian Palm Oil Prices Daily Close of Nearby Option

Plant Nutrients Still Affordable 16 Less Affordable More Affordable Positive Agronomic & Economic Demand Drivers Record Harvests Remove Record Amounts of P&K 0.40 0.50 0.60 0.70 0.80 0.90 1.00 10 11 12 13 14 15 16 17 18 Plant Nutrient Affordability Plant Nutrient Price Index / Crop Price Index Index Average 2010-16 Source: Weekly Price Publications, CME, USDA, AAPFCO, Mosaic

Grain and Oilseed Fundamentals Still OK Despite the String of Bin-Busting Harvests 17 g131 A big step-up in global production since 2012/13 g131 But continued strong and steady demand growth g131 Stocks ex China increased to a record high in 2016/17 g131 Inventories ex China projected to decline in 2017/18 g131 Stocks as a percentage of use projected to drop into the lower half of the 16%-19% range by the end of 2017/18 g131 The Food Story is not in vogue but it still is intact! 12% 13% 14% 15% 16% 17% 18% 19% 20% 21% 22% 200 225 250 275 300 325 350 375 400 425 450 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17E PercentMil Tonnes World Less China Grain and Oilseed Stocks Stocks Percent of Use Source: USDA

Markets Brazil 18

0 25 50 75 100 125 150 175 200 225 250 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17F 18F 19F 20F 21F Million Tonnes Brazil Grain and Oilseed Production Soybean Summer corn Second corn crop Wheat Cotton Others Brazil: Agricultural Powerhouse 19Source: CONAB and projections from FIESP Outlook

Mosaic is Logistically Advantaged to Key Growing Areas 20 • Exposure to the Cerrado region • Just-in-time deliveries • Long-term relationship with customers • Integrated logistics

21 Mosaic Uberaba 0 1,000 2,000 3,000 4,000 5,000 Thousand Tonnes Brazil MAP Cost Curve 2021 Forecast Delivered Upcountry Source: Mosaic Post Transformation: Competitive Delivered Basis

Markets Potash Outlook 22

Prices Continue to Trend Up 23 g131 Strong broad-based demand growth g131 Stable to stronger potash export currencies g131 No immediate threat from new capacity g131 Optimized/restructured operations

Record Canpotex Exports Required to Meet Record Demand 24 g131 Canpotex exported a record 11.6 million tons in 2017 in order to meet the big jump in global demand last year. g131 Exports are projected to increase to another record this year. Shipments likely will climb to 12.0-12.5 million tonnes in 2018. g131 In addition to strong agronomic and economic drivers, import demand is bolstered by stronger currencies in key importing countries. 5 6 7 8 9 10 11 12 10 11 12 13 14 15 16 17 Mil Tonnes KCl Canpotex Exports Source: Canpotex

Strong, Broad-Based and Less Volatile Demand Growth 25 65.0 47.5 50.0 52.5 55.0 57.5 60.0 62.5 65.0 67.5 70.0 10 11 12 13 14 15 16 17E 18F Global Potash ShipmentsMil Tonnes KCl Source: IFA, CRU, Mosaic and Company Reports 65.5-67.5 g131After declining during the two previous years, we now estimate that global MOP shipments jumped 6.9% or 4.2 million tonnes KCl to 65.0 million in 2017. Shipments are forecast to increase another 2.6% or 1.7 million tonnes to 66.7 million this year. g131CRU forecasts released at the end of last August estimated MOP shipments at 63.9 million tonnes in 2017 and 67.0 million tonnes this year.

Strong and Broad-Based Demand Growth 26 Indonesian and Malaysian shipments also have trended steadily upward with surges in 2011 and 2014. The gains are driven mostly by increases in palm oil production, but positive rice profitability also has helped to underpin potash use in this region as well as other Asian countries. Mil Tonnes KCl Source: ANDA, Mosaic and Company Reports Mil Tonnes KCl Indonesia Malaysia Source: IFA and Mosaic Shipments outside the “Big Six” countries/regions have taken off led mostly by other Asian and other Latin American countries as well as a doubling of African use (albeit from a low starting point). Brazil demand continues its upward march driven mainly by steady increases in soybean production. Chinese shipments also are trending up due to record crop production as well as efforts to improve the potassium balance. Higher domestic MOP production met much of the recent growth, but domestic output is beginning to plateau. North American shipments surged to 10.4 million tonnes KCl in 2017 due to a strong fall application season and early positioning of 2018 needs. Demand is expected to stay stable this year, but shipments are projected to drop to the 9.8 mmt in 2017. India shipments are beginning to recover following changes to the subsidy program in 2010/11 that resulted in a near tripling of retail potash prices. Higher crop support prices and more normal monsoon rainfall also is aiding the recovery.

Global Potash Shipment Forecasts by Region (February 2018)

Muriate of Potash Million Tonnes (KCl)	2015	2016	2017E	Low 2018F	High 2018F	Comments — Source: IFA, CRU and Mosaic (Numbers may not sum to total due to rounding)
China	16.4	14.0	14.8	16.0	16.2	*2017 shipments were revised down to 14.8 mmt (7.5 mmt production plus 7.3 mmt net imports). 2018 shipments are projected to rebound to more than 16 mmt (7.5 mmt production plus 8.6 mmt net imports) due to high domestic crop prices, moderate potash prices and low channel inventories especially at NPK plants.*
India	4.1	3.9	4.5	4.5	4.7	*CY 2017 shipments were revised up to 4.5 mmt based on the latest import statistics. 2018 shipments are forecast to increase to 4.6 mmt due to higher minimum support prices, a relatively strong rupee, moderate K prices and expectations for a normal monsoon this year.*
Indonesia+Malaysia	4.6	4.7	5.0	5.0	5.2	*2017 shipments were revised up based on the most recent statistics. Shipments are expected to increase again in 2018 due to still favorable palm oil and rice prices and the expectation of normal rainfall this year.*
Other Asia	4.4	4.5	5.0	4.9	5.1	*Shipments to this region jumped in 2017 led by big gains in Thailand, and Vietnam. Demand continues buoyed by good weather, favorable policies, OK crop prices and moderate K prices.*
W. Europe	4.8	5.0	4.8	4.7	4.9	*We estimate that shipments dropped in 2017 as a result of elevated channel inventories and the aftermath of the drought in southern Europe last year. Shipments are forecast to stay in the 4.8 mmt range this year.*
E. Europe+FSU	4.7	4.9	5.2	5.4	5.6	*Shipments here are following the increase in agricultural output. Demand is underpinned by mostly favorable weather, strong local-currency crop prices (bolstered by still weak currencies) and moderate K prices.*
Brazil	8.8	9.3	9.7	9.8	10.0	*Based on 2017 ANDA statistics, shipments were revised up to a record 9.7 mmt last year (.49 mmt production plus 9.20 mmt net imports). 2018 shipments are expected to increase to 9.9 mmt and potentially flirt with 10.0 mmt due to continued good weather and positive agronomic and economic demand drivers.*
Other L. America	2.6	2.8	3.0	2.9	3.1	*2017 shipments were revised up as a result of broad-based gains in Central and South America. Shipments this year are forecast to remain flat at the higher level of last year due to continued positive farm economics.*
N. America	8.8	9.4	10.4	9.6	9.9	*2017 shipments were revised up 1.0 mmt due to another strong fall application season and early positioning of 2018 needs ahead of announced price increases. In 2018, on-farm use is expected to stay flat at higher new normal levels, but shipments are projected to drop to the 9.8 mmt as some tonnage shipped last year.*
Other	2.5	2.4	2.7	2.7	2.8	*Africa accounted for about two-thirds of the increase last year. Shipments are forecast to increase modestly this year with additional but less robust gains in Africa, Oceania and the Mideast.*
Total	**61.7**	**60.8**	**65.0**	**65.5**	**67.5**	*2017 shipments were revised up to 65.0 mmt based on recent production and trade statistics – an jump of 6.9% or 4.2 mmt from 2016. All regions except Western Europe posted gains last year. Shipments this year are forecast to increase to 65.5-67.5 mmt with a point estimate of 66.7 mmt, a gain of 2.6% or 1.7 mmt.*

Five-Year Outlook: Strong, Broad-Based and Less Volatile Demand Growth the Key Feature 28 40 45 50 55 60 65 70 75 10 11 12 13 14 15 16 17E 18F 22F MMT MOP Actual High Forecast Low Forecast Likely Forecast CRU - August 2017 Source: Mosaic, CRU -7.0% -0.2% 0.3% 0.2% 6.8% 2.3% 2.0% 3.7% 5.3% 7.9% -3.0 -2.0 -1.0 0.0 1.0 2.0 3.0 4.0 5.0 6.0 India North America Rest of World Europe/FSU Africa Other Latin Amer Indonesia/Malaysia Other Asia/Oceania Brazil China Mil Tonnes KCl (Percentage is CAGR) Change in Potash Shipments 2016 vs. 2010 Source: Mosaic and CRU Outlook August 2017 1.4% 0.5% 2.6% 8.5% 3.4% 4.3% 2.4% 3.3% 7.0% 3.5% -0.5 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 Rest of World North America Other Latin Amer Africa Indonesia/Malaysia Other Asia/Oceania Europe/FSU Brazil India China Mil Tonnes KCl (Percentage is CAGR) Change in Potash Shipments 2022 vs. 2016 Source: Mosaic and CRU August 2017 g131By our count, global shipments increased 2.3% per year or 7.7 million tonnes from 2010 to 2016. Growth was erratic with all of the gain coming in 2014. Shipments increased in three years and decreased in three years. India was a drag on growth due to subsidy cuts and a near tripling of retail MOP prices in 2010/11. g131Shipments are forecast to increase 3.2% per year or 12.7 million tonnes from 2016 to 2022. We estimate that shipments surged 6.9% or 4.2 million tonnes to 65.0 million in 2017. Demand drivers continue to look positive, and more rapid and less volatile growth is expected given lower and more stable potash prices as well as continued moderate agricultural commodity prices. An expected rebound in India shipments as well as the low 2016 starting point and the big 2017 increase boost the odds of hitting our 2022 forecast. g131The traditional growth geographies - Brazil, China, India, Indonesia, and Malaysia account for almost 70% of the projected gain from 2016 to 2022, but other regions such as the former Soviet Union (FSU), other Asian countries and Africa are expected to post notable increases during the next five years. g131Based on its August outlook report, CRU forecasts that shipments will grow 3.3% per year or 13.4 million tonnes KCl during the forecast period.

Demand Growth Projected to Keep Pace with the Ramp-Up of New Capacity 29 g131 After declining during the two previous years, we now estimate that global MOP shipments jumped 6.9% or 4.2 million tonnes KCl to 65.0 million in 2017. Shipments are forecast to increase another 2.6% or 1.7 million tonnes to 66.7 million this year. g131 CRU forecasts released at the end of last August estimated MOP shipments at 63.9 million tonnes in 2017 and 67.0 million tonnes this year.

Five-Year Outlook: Mosaic Forecasts (February 2018) 30 g131We project no chronic or severe long term supply and demand imbalance. Global operational capacity is projected to increase 11.9 million tonnes from 69.3 million in 2016 to 81.2 million in 2022. This assumes no additional optimization of capacity in Canada or elsewhere. g131The global operating rate is forecast to dip from 89% in 2016 and 91% in 2017 to 88% in 2018-20 before moving back up to more than 90% by the end of the forecast period. g131This analysis assumes that global demand will grow 3.2% per year and that the four greenfield projects in Turkmenistan, Saskatchewan and Russia (2) will ramp up based on production estimates in the table below: Mil Tonnes KCl 2017 2018 2019 2020 2021 2022 Production .40 1.80 3.17 4.51 5.83 7.01

0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 Thousand Tonnes Capacity 2021 MOP Cost Curve fob Mine at Effective Capacity 2021 Cost Curve Forecast 31Source: CRU, Mosaic Brine

Markets Phosphate Outlook 32

33 Beginning of Phosphate Cyclical Recovery

34 Key Phosphates Currencies Have Strengthened g131 Currencies of key phosphate importing and exporting countries have strengthened during the last year or two, putting upward pressure on phosphate prices. g131 A stronger currency for exporting countries increases the dollar cost of exports (i.e., export supply shifts up, other things equal). g131 A stronger currency for importing countries decreases the local currency cost of imports (i.e., import demand increases or shifts out, other things equal). g131 Some currencies track commodity prices. For example, the Ruble and oil prices are correlated so recent gains in oil prices are expected to cause further strengthening of the Ruble.

DAP Margin Has Moved Up Since Mid-2017


Benchmark DAP Stripping Margin
Calculated from Published Weekly Spot Prices
$ Tonne
350
325
300
275
250
225
200
Source: Argus
Jan-14
Jan-15
Jan-16
Jan-17
Jan-18


Phosphate Prices
Published Spot Prices
$ Tonne
550
525
500
475
450
425
400
375
350
325
300
275
Source: Argus
Jan-14
Jan-15
Jan-16
Jan-17
Jan-18
DAP NOLA
MAP Brazil
DAP China

- Our DAP benchmark stripping margin is calculated from published spot prices for DAP, sulphur and ammonia. It is a gauge to measure relative profitability of the phosphate industry over time and is not intended to approximate Mosaic's realized margins.
- This benchmark has increased from a seasonal low of $216 per tonne in January 2017 to a peak of $257 per tonne in September. Most of the gain resulted from lower ammonia prices. In early 2018, the benchmark rose to $259 in early February, largely on the back of rising prices.
- DAP prices have increased significantly since bottoming out in mid-2017. Since July 2017, the fob China port DAP price has risen about $75 per tonne, from ~$337 in July to ~$413 in early February. (Our benchmark DAP margin calculation utilizes only U.S. prices.)


Weekly Raw Materials Prices
c&f Tampa
Ammonia
$ Tonne
Sulphur
$ LT
700
600
500
400
300
200
100
175
150
125
100
75
50
25
Source: Argus
Jan-14
Jan-15
Jan-16
Jan-17
Jan-18
Ammonia
Sulphur

Mosaic

35

Pace of Demand Growth Picked Up in 2017 36 g131Shipments of the leading finished phosphate products are estimated to have risen 2.5% or 1.7 million tonnes to 68.2 million in 2017, but slowing to 1.8% or 1.2 million tonnes to 69.4 million in 2018. The slowdown in shipment growth is not predicated on a slowdown in farmer demand, but rather our expectation that there will be a destocking of channel inventories next year (due in large part to higher phosphate prices). g131 The pace of demand growth picked up in 2017 and shipments during the next five years are expected to increase at a rate similar or higher than that of the recent past. The steady-to- higher growth rate is due to stable Chinese shipments, a rebound in India, and strong and steady gains in growth geographies like Brazil, the rest of Latin America and Asia, the former Soviet Union, and Africa. g131 CRU forecasts exceed our projections with shipments forecast at 70.7 million tonnes in 2018. 68.5 69-70

Strong Broad-Based Demand Growth 37 1.0 1.5 2.0 2.5 3.0 3.5 4.0 15 16 17E 18F Latin America less Brazil DAP/MAP/NPS/TSP Shipments DAP MAP NPS TSP Mil Tonnes Source: CRU and Mosaic Shipments in the rest of Latin America held flat last year after a surge in 2016, led by large gains in Argentina following the elimination or reduction of grain export taxes. The region is expected to increase in 2018 due to generally profitable farm economics throughout the region. Phosphate demand in Brazil continues its strong upward trend driven mainly by steady increases in soybean production. The growth in NPS shipments – mostly Mosaic’s MicroEssentials – is noteworthy. Shipments in the rest of Asia have increased significantly since 2013. The biggest gains were in Pakistan, Vietnam and Indonesia, but most countries registered increases during this period. Profitable farm economics underpin demand growth. Chinese shipments peaked at more than 21 million tonnes in 2013. Growth was driven by high support prices for leading crops such as corn and a build-up of strategic reserves. Shipments are expected to stabilize in the 18 million tonne neighborhood in the new economic/policy environment.

Global Phosphate Shipment Forecasts by Region (February 2018)

Mil Tonnes DAP/ MAP/NPS*/TSP	2015R	2016R	2017E	Low 2018F	High 2018F	Comments — Source: CRU and Mosaic. Numbers may not sum to total due to rounding.
China	19.8	18.4	17.9	18.1	18.3	*We estimate that shipments came in a whisker shy of 18 mmt in 2017, slightly below our expectations despite a good fall and a fast start to the winter fill season (which carried over into the first several weeks of 2018). Shipments are projected to tick up this year as a result of low channel inventories and high domestic agricultural commodity prices (part of the rural revitalization initiative).*
India	9.2	9.2	9.4	9.5	9.8	*Shipments in calendar year 2017 showed moderate growth on the basis of a decent monsoon, a relatively stable rupee and supportive agricultural policies. Inventories, however, were sharply reduced and will necessitate earlier-than-typical import purchases by Indian buyers in 2018. Positive momentum to projected to continue in 2018, aided by an expected boost to the phosphate subsidy, though implementation of the Direct Benefit Scheme and affordability remain wildcards.*
Other Asia / Oceania	9.0	8.7	9.5	9.6	9.9	*Broad-based gains across the region resulted in a nearly 10% jump in shipments last year. Pakistan posted exceptional numbers, with DAP imports up ~600,000 tonnes, but increases were also notable in Indonesia, Thailand, Vietnam (despite the import duty imposed in August), Japan, South Korea, Australia and New Zealand. Assuming normal weather, we expect demand to grow at a more moderate pace in 2018.*
Europe and FSU	4.6	5.3	5.3	5.3	5.6	*Our 2017 estimate is unchanged, showing flat demand as channel inventories were worked through and farm economics in Europe were subpar. Moderate growth is projected in 2018, led by Russia, while Southern Europe is expected to act as a drag.*
Brazil	6.9	7.8	8.2	8.4	8.7	*Total phosphate shipments rose 1% in 2017, but imports of DAP/MAP/TSP were up 11% or nearly one-half a million tonnes last year. Farm economics remain OK despite the relative strength of the real and a deterioration of barter ratios due to lower crop prices (though these have recently improved) and rising fertilizer prices. We project that shipments will continue to trend higher in 2018, moderated by slightly elevated carry-in inventories.*
Other L. Am.	2.8	3.6	3.6	3.7	3.9	*We have left our 2017 and 2018 estimates little-changed, calling for a pick-up in the pace of demand growth in 2018 as a result of continued profitable farm economics and lean channel inventories.*
N. America	8.9	9.4	9.7	9.5	9.6	*Conducive weather kept the fertilizer application window open late – to the end of 2017. This pulled some 2018 demand into 2017. On-farm demand is expected to remain strong driven by U.S. corn, soybean and wheat acreage forecasts of 89.5-90.5, 91-92, and 45-46 million acres, respectively, and steady-to-higher application rates (required to replace large withdrawals during the last few years).*
Other	4.2	4.6	4.8	4.8	5.1	*We bumped up our 2018 forecast as a result of increasingly strong demand growth across Africa from Nigeria to South Africa to Ethiopia. Middle East demand got a boost from Iran in 2017, but we see only moderate demand growth prospects in the region in 2018.*
Total	**65.7**	**66.9**	**68.5**	**68.9**	**70.9**	*Our 2017 shipment estimate is little changed at 68.2 mmt – an increase of 2.4% or 1.6 mmt from our upwardly-revised 2016 figure. Shipments this year are forecast to increase to 69-71 mmt with a current point estimate of 69.7 mmt, a gain of 1.8% or 1.2 mmt.*

** NPS products included in this analysis are those with a combined N and P_2O_5 nutrient content of 45 units or greater.*

Five-Year Outlook: Positive Demand Outlook 39 g131Global shipments increased 1.9% per year or 8.3 million tonnes from 2010 to 2017. India was a heavy drag on demand with shipments dropping 2.2 million tonnes during this period due to subsidy cuts and a doubling of retail phosphate prices. Demand slightly declined in China with shipments increasing significantly during the first half of this period but then declining during the second half. g131Shipments are forecast to increase 2.0% per year or 7.1 million tonnes from 2017 to 2022. Prospects for lower and more stable raw materials costs are expected to help keep phosphate prices at moderate levels and help to fuel steady gains. Indian demand also is expected to recover due to high domestic crop prices, a workable subsidy, and a relatively stable or stronger rupee. g131Brazil and other Latin American countries as well as other Asia/Oceania are projected to post strong gains during this period. Increases in Africa and the former Soviet Union (FSU) also are noteworthy. g131CRU projects that demand will grow at a much slower rate of 1.1% from 2017 to 2022, but that is a function of their significantly higher baseline demand estimate for 2017.

Five-Year Outlook: Mosaic Forecasts (February 2018) 40 g131We project that global phosphoric acid capacity will increase less than a million tonnes P2O5 from 2017 to 2022, with Morocco and Saudi Arabia accounting for all of the net increase, but largely offset by the idling of Plant City. Nearly all of the projected increase is on line by 2019. This analysis incorporates just a nominal 300,000t P2O5 net change in Chinese capacity, although we expect a restructuring of the industry with the permanent closure of less efficient plants and higher and more consistent operating rates at cost competitive facilities. g131Production required to meet projected phosphate demand is forecast to increase 5.1 million tonnes P2O5 during this same period. As a result, the global effective capacity operating rate is projected to move up from 83% in 2017 to 91% by the end of the forecast period. The projected rate increases in 2018 due to the combination of moderate demand growth and the closure of our Plant City facility that offsets much of the expected ramp-up of new capacity next year. g131 There are no world-scale projects in the pipeline behind the first four OCP Jorf Phosphate Hubs (JPH 1-4) in Morocco and the Ma’aden Wa’ad al Shamal Phosphate Company (MWSPC) JV in Saudi Arabia. We do not expect additional capacity from either debottlenecking in Morocco or the next round of expansions in Saudi Arabia and Morocco until after the forecast period. This is a primary difference between our forecast and CRU’s, which includes both a new line and debottlenecking at Jorf, as well as the commissioning of a first phosphoric acid complex at Laayoune within the forecast period. 2 5 2 5 58.6 61.5 2.1 1.1 0.5 0.2 52 53 54 55 56 57 58 59 60 61 62 63 2017 Morocco Saudi Arabia China Other 2022F MMT P2O5 Source: CRU January 2018 Global PhosAcid Capacity by Country

Key Factor Update: New Capacity Ramp Up ▪ More clarity on the start-up and ramp-up of new P&K capacity • Ma’aden Wa’ad al Shamal Phosphate Company (MWSPC) 41 g131 First DAP produced on July 8, 2017. g131 MWSPC produced ~450,000 tonnes of DAP in 2017 and we are expecting ~1.5-2.0 million tonnes in 2018.

Key Factor Update: Chinese Exports 42 g131Chinese exports of DAP/MAP/TSP surpassed most analyst expectations in 2017 by increasing to over 10 million tonnes. g131Exports during Q4, however, showed a dramatic slowdown from a year earlier, falling by 1mmt y-o-y (and q-o-q). g131Based on our five-year forecasts, China likely will need to export 7.0 to 8.0 million tonnes of phosphate products in order to balance the global market during the forecast period. We expect that the restructuring of the Chinese industry will result in a smaller, more stable, and more profitable industry that runs at higher and more consistent rates. Year-To-Date DAP MAP TSP DAP/M AP/TSP Source: China Customs YTD 2016 % Chg Prior Yr 7-Yr Avg % Chg 7-Yr AvgJan-Dec 2017 YTD 2017 China Phosphate Exports

43 Phosphates S&D: Taxes + Scrutiny on the Yangtze Phosphate Production

2021 Cost Curve Forecast 44 Source: CRU, Mosaic MOS FL MOS LA Chinese Producers